
FUND CODE/NAME:     548/SCUDDER U.S. BOND INDEX FUND-PRMR

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

0                                                   ***  NO SHAREOWNERS SELECTED ***
0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     227
                                 TOTAL NUMBER OF SHARES FOR FUND               :         13,681,243.2290

FUND CODE/NAME:     558/SCUDDER EAFE EQUITY INDEX FUND-PRMR

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

            19176-0     CHARLES SCHWAB                          ###-##-####        5323/CSINSTIT       090           7,999,673.8200
                        101 MONTEGOMERY STREET
                        333-8                                                                                          35.91 %
                        SAN FRANCISCO CA  94104




         51411480-6     DIAMLER CHRYSLER SERP                   ###-##-####        6961/000            050           5,879,452.7450
                        CHRYSLER CORP SERP
                        100 PLAZA ONE MIS 3048                                                                         26.39 %
                        JERSEY CITY NJ  07311




0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     307
                                 TOTAL NUMBER OF SHARES FOR FUND               :         22,278,841.1340


